Exhibit 24.1

		    POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry C. Pao, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature                 Title                                   Date

/s/ Henry C. Pao          President, Principal Executive and      June 4, 1997
-----------------------   Financial Officer and Director
(Henry C. Pao)

/s/ Richard E. Siegel     Executive Vice President and Director   June 4, 1997
-----------------------
(Richard E. Siegel)

/s/ Benedict C. K. Choy   Senior Vice President and Director      June 4, 1997
-----------------------
(Benedict C. K. Choy)

/s/ Yunni Pao             Director                                June 4, 1997
-----------------------
(Yunni Pao)

/s/ Frank C. Pao          Director                                June 4, 1997
-----------------------
(Frank C. Pao)